UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2008

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-26480	39-1804877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1905 W. Stewart Avenue Wausau, Wisconsin	54401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (715) 842-2191

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 17, 2008, the Board of Directors of Peoples State Bank (the “Bank”), a wholly owned subsidiary of PSB Holdings, Inc. (“PSB”), approved amendments to certain compensatory agreements with Peter W. Knitt, the President and CEO of PSB and the Bank, and Scott M. Cattanach, the Secretary and Treasurer of PSB and the Chief Financial Officer of the Bank, and entered into amended and restated agreements with Messrs. Knitt and Cattanach which reflect these amendments.

The amendments to the employment agreements between the Bank and Messrs. Knitt and Cattanach include, among other changes, the following:

•

the length of severance benefits and health insurance coverage following a termination of Mr. Knitt’s employment without cause or for good reason not involving a change of control has been changed from the remaining term of his agreement (a variable period of time between one and 36 months) to a fixed period of 12 months;

•

the period following a change of control during which a termination of employment without cause or for good reason would trigger severance benefits has been changed from the remaining term of his agreement for Mr. Knitt (a variable period of time between one and 36 months) and 12 months for Mr. Cattanach to a fixed period of 24 months for both;

•

the restrictive covenants have been updated to address recent developments under Wisconsin law;

•

health insurance coverage following a termination of employment without cause or for good reason has been changed from a variable period of time (until Mr. Knitt or Mr. Cattanach becomes eligible for coverage under another employer’s health insurance plan) to the earlier of a fixed period of 36 months or until Mr. Knitt or Mr. Cattanach becomes eligible for coverage under another employer’s health insurance plan;

•

the 270 day period during which Mr. Knitt or Mr. Cattanach may terminate his employment for good reason in connection with a change of control has been eliminated; and

•

the calculation of the limitation on the severance benefit payable to Mr. Knitt has been revised to take into account compensation deferred by Mr. Knitt and to provide a gross-up payment for excise taxes on any excess parachute payment resulting from this revised calculation.

The amendments to the executive deferred compensation agreement between the Bank and Mr. Knitt include, among other changes, the following:

•

the provisions relating to the distribution of benefits under the agreement following a change of control have been amended to permit the continuation of Mr. Knitt’s election to have his benefits paid out over time rather than in a lump sum, provided that the change of control occurs after December 31, 2008; and

•

the gross-up payments for income taxes on benefits payable under the agreement have been eliminated.

Also on June 17, 2008, the Board of Directors of PSB amended all outstanding restricted stock awards, including those held by Messrs. Knitt and Cattanach, to provide that all unvested shares will vest in full upon a change of control.

The foregoing summaries of the amendments to the employment agreements, executive deferred compensation agreement and restricted stock awards do not purport to be complete and are qualified in their entirety by reference to the amended and restated agreements attached as Exhibits 10.1 and 10.3 and the amendments attached as Exhibits 10.2 and 10.4 to this Current Report on Form 8-K, which exhibits are incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Peoples State Bank and Peter W. Knitt
10.2	Amendment to Executive Deferred Compensation Agreement between Peoples State Bank and Peter W. Knitt
10.3	Amended and Restated Employment Agreement between Peoples State Bank and Scott M. Cattanach
10.4	Form of Amendment to Restricted Stock Agreement of PSB Holdings, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2008	PSB HOLDINGS, INC.

By: /s/ Scott M. Cattanach

Scott M. Cattanach Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Peoples State Bank and Peter W. Knitt
10.2	Amendment to Executive Deferred Compensation Agreement between Peoples State Bank and Peter W. Knitt
10.3	Amended and Restated Employment Agreement between Peoples State Bank and Scott M. Cattanach
10.4	Form of Amendment to Restricted Stock Agreement of PSB Holdings, Inc.

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